For Immediate Release

AMERICAN HOUSING INCOME TRUST TO PRESENT AT 3RD ANNUAL GROWTH CAPITAL EXPO CONFERENCE IN LAS VEGAS, NEVADA

Phoenix, AZ, April 4th, 2016/PRNewswire/ -- American Housing Income Trust, Inc.®, a Maryland corporation ("AHIT" or the "Company") (OTCQB: AHIT) announced today that they will be participating in the Growth Capital Expo 2016 May 3-5 2016 at the Caesar Palace Resort in Las Vegas, Nevada. President and CEO Jeff Howard stated, "We are pleased to be taking part in this industry leading event and expanding our network." Mr. Howard will be presenting the Company's structure on growth plan on Wednesday, May 4th.

About The Conference

The Growth Capital Expo 2016 brings together industry ideas and strategies, and the most promising and the top dealmakers in Emerging growth financing for three days of education and networking in the nation's premier destination for meetings. We are joining a select group of emerging company executives, investors and finance specialists at this premier event focused on pre-IPO and public microcap market.

About American Housing Income Trust, Inc.

American Housing Income Trust Inc., is incorporated in the State of Maryland owns and operates single family rentals in Arizona, Nevada and Texas and has plans to scale its operations nationally. American Housing Income Trust Inc. is a publicly traded company on OTC Markets Group Inc.; OTCQB listing venue as a compliant, fully reporting entity with the United States Securities and Exchange Commission. The Company's focus is on employing a disciplined acquisition strategy, operational efficiencies, as well as maintaining a full understanding of local, regional, and national housing fundamentals. As part of its marketing strategy, it promotes the benefits of single-family rental living compared to apartment dwelling. The company intends to qualify as a REIT for federal income tax purposes and would not be subject to federal income tax to the extent that it distributes at least 90% of its taxable income to its shareholders. American Housing Income Trust Inc. has incorporated the assets of its subsidiaries that launched their initial business plan to acquire portfolios of SFR's in 2010 and is headquartered in Phoenix, Arizona. For information on American Housing Income Trust, visit www.ahitrust.com.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may

be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

Contact: Monica Andreas, Executive Secretary, 623-551-5808, monica@ahitrust.com

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SOURCE American Housing Income Trust, Inc.